UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, Kevin Norlin, Senior Executive Vice President, Worldwide Sales and a named executive officer of MicroStrategy Incorporated (the “Company”), tendered his resignation from the Company. In addition, effective July 8, 2019, Stephen H. Holdridge, Senior Executive Vice President, Worldwide Services and an executive officer of the Company, tendered his resignation from the Company.

Related to these changes, Phong Le, the Company’s Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer, will assume the duties and responsibilities of head of Worldwide Sales and Services, effective immediately. In June 2018, Mr. Le was appointed to serve as the Company’s Chief Operating Officer to help coordinate cross-department operations and oversee critical business activities. By having Mr. Le assume leadership of the sales and services businesses at this time, the Company is flattening the organization and streamlining leadership of its revenue-generating businesses, further aligning Mr. Le’s responsibilities as Chief Operating Officer with the Company’s strategic vision and revenue growth objectives. As part of that reorganization and in order to allow Mr. Le to spend more time on these new responsibilities, the Company has also begun a retained search for a new Chief Financial Officer. Mr. Le will continue serving as the Company’s Chief Financial Officer until the new Chief Financial Officer is appointed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2019	MicroStrategy Incorporated (Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer